UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 16, 2009


                                West Marine, Inc.

                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)



  Delaware                        0-22512                   77-0355502
--------------                ---------------           ------------------
(State or other                (Commission              (I.R.S. Employer
 jurisdiction of                File Number)             Identification No.)
 incorporation)



                               500 Westridge Drive
                          Watsonville, California 95076
      ---------------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (831) 728-2700
                             -----------------------
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 16, 2009, West Marine, Inc. (the "Company") announced its net revenues for the 13-week period (first quarter) ended April 4, 2009. A copy of this press release is attached hereto as Exhibit 99.1.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.


Item 9.01.   Financial Statements and Exhibits.

             (a) Not Applicable.

             (b) Not Applicable.

             (c) Not Applicable.

             (d) Exhibit:

                      99.1   Press Release dated April 16, 2009
                             (furnished pursuant to Item 2.02).

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 WEST MARINE, INC.



Date:  April 16, 2009            By:  /s/ Thomas R. Moran
                                      ----------------------------------
                                      Thomas R. Moran
                                      Senior Vice President and
                                      Chief Financial Officer

                                                                    Exhibit 99.1
[West Marine Logo]


Contacts:  West Marine, Inc.
Tom Moran, Senior Vice President and Chief Financial Officer
(831) 761-4229


WEST MARINE REPORTS FIRST QUARTER 2009 REVENUES


WATSONVILLE, CA, April 16, 2009 - West Marine, Inc. (Nasdaq: WMAR) today reported net revenues for the thirteen weeks ended April 4, 2009 of $101.0 million, a decrease of $12.3 million, or 10.9%, from net revenues of $113.3 million a year ago, primarily due to a $6.1 million decrease in comparable store sales and a $3.7 million decrease due to store closures in 2008 and the first quarter of 2009. Comparable store sales for the first quarter decreased 6.8%.

Net revenues in the Stores segment for first quarter of 2009 were $88.3 million, a decrease of $8.8 million, or 9.1%, compared to same period last year. The revenue decrease primarily was due to a $6.1 million decrease in comparable store sales and a $3.7 million decrease due to store closures in 2008 and the first quarter of 2009. Port Supply (wholesale) segment revenues through the distribution centers for the first quarter of 2009 were $6.8 million, a decrease of $2.3 million, or 24.9%, compared to the same period last year.
Port Supply sales to wholesale customers through store locations are included in the Stores segment. Net revenues in the Direct Sales segment for the first quarter of 2009 were $5.8 million, a decrease of $1.3 million, or 17.6%, compared to same period last year.


Geoff Eisenberg, Chief Executive Officer of West Marine, said, "Our first quarter sales were right about where we expected. The boating equipment market continued to be challenged, and all of the well-documented macro-economic impacts on our industry negatively affected Customer purchasing activities.


"We believe that West Marine's market share has continued to rise. Although, of course, we don't like to see smaller year-over-year sales, we're very pleased with our organization's performance in this tough market."


ABOUT WEST MARINE

West Marine, the largest specialty retailer of boating supplies and accessories, has 341 stores located in 38 states, Puerto Rico, Canada and a franchised store located in Turkey. Our call center (previously referred to as catalog) and Internet channels offer customers approximately 50,000 products and the convenience of exchanging catalog and Internet purchases at our store locations. Our Port Supply division is one of the largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine's products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING (1-800-262-8464).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934, including statements concerning statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. These forward looking statements include, among other things, expectations relating to our financial results and our ability to gain market share in a challenging economic environment, as well as facts and assumptions underlying these expectations. Actual results may differ materially from the preliminary expectations expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors, including those set forth in West Marine's Form 10-K for the fiscal year ended January 3, 2009. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.